SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549


	FORM 8-K

	CURRENT REPORT


	PURSUANT TO SECTION 13 OR 15 (d)
	OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)    May 20, 1997



            CAMELOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)




Colorado              0-8299             84-0681531
(State of       		 Commission	        	(IRS Employer
Incorporation)	   File Number)   		Identification No.)




     CAMELOT PLACE 17770 Preston Road,  Dallas, Texas   75252
         (Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (972) 733-3005

ITEM 2.	Acquisition or Disposition of Assets

Registrant accepted a stock subscription for 53,811,780 restricted Preferred Shares, Series J by Adina, Inc. Adina paid for the subscription with the transfer of 6,029,921 restricted common shares of Alexander Mark Investments (USA), Inc. ("AMI"). AMI owns 57% of Meteor Technology plc a public U.K. Company which has two operating subsidiaries, DigiPhone International Ltd. and Meteor Payphones, Ltd. 35,688,560 of the Preferred Shares are issued upon closing and 18,123,220 of the Preferred Shares are issued upon the issuance of new common shares of the Registrant on a one for one basis. The Preferred Shares are non-convertible, non-yielding, have a preference over the common shares but subordinate to the outstanding Preferred Shares and have one vote per share voting with the common shares.

ITEM 7.	Exhibits

	(10)	Material Contracts
		*a) Subscription Agreement between Camelot
Corporation and Adina, Inc. with Amendment

(28) a) Financial Statements in accordance with Regulation S-X.
*  1) Financial Statements of Alexander Mark
Investments(USA), Inc. for the period ended
January 31, 1997;
  * 2) Financial Statements of Meteor
       Technology, PLC for the period ended November
       31, 1996
     3) Audited Financial Statements of
        Alexander Mark Investments (USA) Inc. as filed with the Form 10-KSB for the year ended April 30, 1997.
     4) Audited Financial Statements of Meteor
        Technology PLC for the period ended May
        31, 1997


* b) Pro Forma Statements in accordance with Regulation S-X.

* Previously filed.


	SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

				 CAMELOT CORPORATION
     By:
	  				Jeanette Fitzgerald
					Vice President and General Counsel

Dated:  March 16, 1998